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EXHIBIT 23.1

                       Consent Of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-103115), Form S-4 (Nos. 333-53637 and 333-53749,
insofar as it relates to Post-Effective Amendments No. 1 to Forms S-8 filed on June 26, 1998 and June 29, 1998, respectively, and 333-80917) and Form S-8 (Nos. 33-48209, 33-88856, 333-02667, 333-45801, 333-48067, 333-77845, 333-95949,
333-36874 and 333-75102) of Omnicare, Inc. of our report dated January 31, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Chicago, Illinois
March 27, 2003